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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement (No. 333-156725) on Form S-8, and Registration Statement (No. 333-164241) on Form S-3/A of Summer Infant, Inc. of our report dated March 22, 2011, relating to our audit of the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K of Summer Infant, Inc. for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP McGladrey & Pullen, LLP Boston, MA March 22, 2011

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  Exhibit 23.1